EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 Nos. 333-82599, 333-92165, 333-45770, 333-69548, 333-135709 and 333-143968 of our reports dated February 22, 2008 with respect to the consolidated financial statements of CoStar Group, Inc. and the effectiveness of internal control over financial reporting of CoStar Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP

McLean, Virginia
February 22, 2008